UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007 (March 2, 2007)

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2007 and March 7, 2007, Power Efficiency Corporation (the “Company”) issued and sold units, each unit consisting of two shares of Company common stock and a warrant to purchase one share of common stock. On March 2, 2007 the Company sold 1,583,336 shares of its common stock, and 791,668 warrants to purchase its common stock (the “Equity Warrants”) in a private offering (the “Offering”) for $475,000 in cash. On March 7, 2007 the Company sold 333,334 shares of its common stock, and 166,667 Equity Warrants in the Offering for $100,000 in cash. The effective per share purchase price of the common stock was $0.30. In connection with the Offering, the Company must use best efforts to file a registration statement (the “Registration Statement”) to register the common stock issued, as well as those issuable upon exercise of the Equity Warrants, not later than 60 days from the termination of the Offering, and must use its best efforts to have the Registration Statement declared effective not later than 120 days from the termination of the Offering. The Offering will terminate upon earlier of March 31, 2007, or on the date when the Company raises gross proceeds of $4,500,000 under the Offering. The registration obligations of the Company are as set forth in Section 7 of the Securities Purchase Agreement filed as an exhibit hereto. Failure to comply with these registration obligations may result in the imposition of liquidated damages, requiring the Company to issue to each investor additional shares of Company common stock such that the number of shares of common stock included within each unit shall be increased by two percent (2%) per month, up to a maximum additional aggregate percentage amount of twelve percent (12%).

Item 3.02	Unregistered Sale of Securities.

On March 2, 2007 and March 7, 2007, the Company issued and sold 1,583,336 shares of its common stock and 791,668 Equity Warrants and 333,334 shares of its common stock and 166,667 Equity Warrants, in the Offering for $475,000 and $100,000 in cash, respectively. The per share purchase price of the common stock was $0.30. The Equity Warrants, have a per share exercise price of $0.40, are exercisable immediately and expire March 1, 2012 and March 6, 2012, respectively. The Company must use its best efforts to file the Registration Statement to register the common stock issued, together with those issuable upon exercise of the Equity Warrants, not later than 60 days from the termination of the Offering, and must use its best efforts to have the Registration Statement declared effective not later than 120 days from the termination of the Offering. The Offering will terminate at the earlier of March 31, 2007, or when the Company raises gross proceeds of $4,500,000 under the Offering. The Equity Warrants have a cashless exercise provision if the Registration Statement is not effective if exercised following the date by which the Registration Statement is required to be effective.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter is entitled to compensation in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

Item 9.01.	Exhibits

Description of Document

4.1	Form of Equity Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)

By:	/s/Steven Strasser
Steven Strasser, CEO

Date: March 8, 2007